UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 11, 2010
Date of report (Date of earliest event reported)
ADVANCED BIOENERGY, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250 Minneapolis, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Telephone Number: (763) 226-2701
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Securityholders.
Advanced BioEnergy, LLC (the “Company”) held its Regular Meeting of Members on May 11, 2010, for the purpose of electing two directors to serve three-year terms, ratifying the appointment of McGladrey & Pullen LLP as the independent registered public accounting firm of the Company and approving six proposals amending and restating the Company’s Third Amended and Restated Operating Agreement.
Results of voting on these matters were as follows:

			Broker
	For	Withhold	Non-Vote
1. Election of two Group II directors for a three-year term expiring in 2013:
Troy L. Otte	12,111,188	161,536	—
Richard R. Peterson	11,835,187	437,537	—

				Broker
	For	Against	Abstain	Non-Vote
2. Ratification of the appointment of McGladrey & Pullen LLP as the registered independent public accounting firm of the Company.	12,143,348	42,612	86,764	—

3. Approval of the Fourth Amended and Restated Operating Agreement
3A Approval to Revise Section 5.7 to Remove Certain Restrictions on Authority of Directors, including the issuance of more than 20,000,000 units	11,374,217	778,359	120,148	—
3B Approval of New Section 5.5(o) to Permit the Board of Directors to Set the Terms of Issuance of any New Class of Units	11,404,355	744,245	124,124	—
3C Approval of Revisions to Section 5.3 Related to the Board of Directors	11,599,742	562,084	110,898	—
3D Approval of Certain Governance Changes	11,558,745	590,925	123,054	—
3E Approval to Revise Director Indemnification Provisions	11,546,222	610,104	116,398	—
3F Approval of Certain Administrative Changes to our Operating Agreement	11,548,667	553,681	170,376	—
There were 17,814,180 units entitled to vote at the meeting and a total of 12,272,724 (68.9%) were represented at the meeting.
The Fourth Amended and Restated Operating Agreement, as approved by the Company’s members, is attached hereto as Exhibit 3.1
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Operating Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010	ADVANCED BIOENERGY, LLC
	By:	/s/ Richard R. Peterson
Richard R. Peterson
Chief Executive Officer, President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description	Manner of Filing
3.1	Fourth Amended and Restated Operating Agreement	Filed Electronically